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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                December 17, 1999
                        (Date of earliest event reported)

                          FIRST MANITOWOC BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-25983


 WISCONSIN                                                 39-1435359
(State or other jurisdiction                               (I.R.S. Employer
  of incorporation)                                          Identification No.)


402 NORTH 8TH STREET
MANITOWOC, WISCONSIN                                       54221
(Address of principal executive offices)                   (Zip Code)




                                  (920)684-6611
              (Registrant's telephone number, including area code)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         PROSPECTIVE ACQUISITION

         (a) On August 19, 1999, First Manitowoc Bancorp, Inc., a Wisconsin corporation and registered bank holding company (the "Registrant") entered into an Agreement and Plan of Merger (the "Agreement") with Dairy State Financial Services, Inc., a Wisconsin corporation and registered bank holding company ("Dairy State"), providing for the merger (the "Merger") of Dairy State with a wholly owned subsidiary of Registrant. Following the Merger, Dairy State would be liquidated and Dairy State Bank, Plymouth, Wisconsin, Dairy State's Wisconsin chartered bank subsidiary, would merge (the "Bank Merger") with and into First National Bank in Manitowoc, Registrant's national bank subsidiary.

         The Merger and the Bank Merger were consummated on December 17, 1999, to be effective as of 12:01 A.M. C.S.T. on January 1, 2000. As a consequence First National Bank in Manitowoc has completed acquisition of all of the assets of Dairy State Bank, Plymouth, Wisconsin.

         According to the terms of the Agreement, as a result of the Merger, Dairy State Shareholders received on January 3, 2000, cash in the amount of $4,662.33 for each of the 2,900 shares of outstanding common stock of Dairy State or an aggregate of $13,520,757.00. The consideration was determined as a multiple of the net equity of Dairy State. Registrant provided the consideration from internal funds and no borrowings by Registrant from any source were involved.

         (b) The Merger and the Bank Merger involved the acquisition by Registrant and First National Bank in Manitowoc, its wholly-owned subsidiary, of all of the assets of Dairy State and Dairy State Bank consisting of premises and equipment, cash, Federal funds sold, securities and loans totaling approximately $66.6 million subject to the liabilities of Dairy State and Dairy State Bank, consisting primarily of deposits, totaling approximately $61 million. Registrant intends to continue the business of banking at the locations of Dairy State Bank as branches of First National Bank in Manitowoc.

         The Agreement was attached as an exhibit to the Form 8-K dated August 24, 1999 and is incorporated herein by reference in its entirety. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. No financial statements are required under the provisions of Rule 3.05 of Regulation S-X.





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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                                      NONE





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          FIRST MANITOWOC BANCORP, INC.



Date: January 4, 2000               By:   /s/ Thomas J. Bare, President
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                                          Thomas J. Bare, President